EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cybex International, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-34309, 333-118475 and 333-114028) on Form S-3 and (Nos. 333-79899, 333-29045, 33-46109, 33-46110, 33-48124, 33-59947, 33-59945, 333-97379, 333-97377 and 333-125434) on Form S-8 of Cybex International, Inc. of our reports dated March 12, 2008, with respect to the consolidated balance sheets of Cybex International, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and other comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007 which reports appear in the December 31, 2007 annual report on Form 10-K of Cybex International, Inc.

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 12, 2008